CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Schwab Investments of our report dated December 14, 2018, relating to the financial statements and financial highlights, which appears in Schwab 1000 Index Fund’s Annual Report on Form N-CSR for the year ended October 31, 2018. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Portfolio Holdings Disclosure” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 25, 2019